                   AMENDMENT TO CREDIT AND GUARANTEE AGREEMENT

This Amending Agreement made as of May 2, 2003.

BETWEEN:

                      BARRICK GOLD CORPORATION, as Borrower

                                (the "Borrower")

                                     - and -

                     BARRICK GOLD CORPORATION, as Guarantor

                                (the "Guarantor")

                                     - and -

                              ROYAL BANK OF CANADA

                          (the "Administrative Agent")

                                     - and -

                                 CITIBANK CANADA

                            (the "Syndication Agent")

                                     - and -

                            THE LENDERS PARTY HERETO

                                 (the "Lenders")



     WHEREAS the parties hereto entered into a credit and guarantee agreement dated as of April 29, 2002 (the "Credit and Guarantee Agreement");

     AND WHEREAS the parties hereto wish to amend the Credit and Guarantee Agreement in the manner set forth below;

     NOW THEREFORE THIS AGREEMENT WITNESSETH THAT for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereby agree as follows:

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                                      - 2 -


                                    ARTICLE 1
                                 INTERPRETATION

1.1  DEFINED TERMS

Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Credit and Guarantee Agreement. When used herein, the following capitalized terms shall have the following meanings:

"AMENDMENT" means this amendment to the Credit and Guarantee Agreement.


                                    ARTICLE 2
                  AMENDMENTS TO CREDIT AND GUARANTEE AGREEMENT

2.1  AMENDMENTS TO ARTICLE 3, ARTICLE 5 AND ARTICLE 13

     (a) Section 3.2 of the Credit and Guarantee Agreement is hereby deleted and replaced with the following:

          "Each Canadian Borrower may borrow C$ Prime Rate Loans during the Commitment Period on any Business Day, provided that such Canadian Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, Local Time, two Business Days prior to the requested Borrowing
          Date), specifying (a) the amount to be borrowed and (b) the requested Borrowing Date, provided, that C$ Prime Rate Loans may also be borrowed on a one Business Day notice basis so long as (x) any notice of such a borrowing shall be received by the Administrative Agent prior to 11:00 A.M., Local Time, on the Business Day immediately preceding the requested Borrowing Date and (y) the aggregate outstanding principal amount of C$ Prime Rate Loans borrowed pursuant to this proviso shall not exceed C$300,000,000 at any one time). Each borrowing of C$ Prime Rate Loans shall be in an amount equal to at least C$10,000,000 or a whole multiple of C$5,000,000 in excess thereof. Upon receipt of any such notice from a Canadian Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each such borrowing, by reference to its respective Commitment Percentage, available to the Administrative Agent for the account of the relevant Canadian Borrower at the Toronto Administrative Office prior to 11:00 A.M., Local Time, on the Borrowing Date requested by such Canadian Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the relevant Canadian Borrower by the Administrative Agent crediting the account of such Canadian Borrower on the books of such Administrative Office with the aggregate of the amounts made available to the Administrative Agent by the

          Lenders and in like funds as received by the Administrative Agent."

     (b) Subsection 5.3(c)(y) is hereby deleted in its entirety and replaced with the following:

          "(y) on or prior to the date which is 90 days after the relevant Extension Request Deadline, cause one or more banks or other financial institutions to purchase at par, pursuant to Section 13.6(d), all or part of such Non-Extending Lender's Commitment and outstanding Loans on the basis as if such Non-Extending Lender had extended the Termination Date in accordance with subsection 5.3(b)(i), together with accrued but unpaid interest, Commitment Fees and all other amounts then due and payable to such Non-Extending Lender, including, without limitation, amounts payable pursuant to Section 5.12, in which case such Non-Extending Lender shall, promptly upon request by Barrick, agree to transfer its Commitment and Loans upon the terms and subject to the conditions of Section 13.6(d) to such banks or other financial institutions."

     (c) Section 5.11(a) of the Credit and Guarantee Agreement is hereby amended by adding this sentence immediately prior to the third to last sentence of such Section:

          "Whenever any Non-Excluded Taxes must be withheld and remitted by any Loan Party in respect of any payment under this Agreement the Loan Party shall notify the Administrative Agent in writing with respect thereto (including with respect to the rate of Non-Excluded Taxes to be withheld and remitted by the Loan Party and whether any increased amount is payable by a Loan Party pursuant to this section 5.11(a) or otherwise) prior to any such payment being made to the Administrative Agent or any Lender or Designated Auction Loan Provider."

     (d) Section 13.6(c) of the Credit and Guarantee Agreement is hereby amended by deleting the fifth and sixth sentences of such Section and replacing them with the following:

          "No Canadian Lender or Tax-Exempt Foreign Lender may sell a participating interest to a Participant pursuant to this Section 13.6(c) without the consent of Barrick unless such Participant is a Canadian Lender or a Tax-Exempt Foreign Lender. No US Lender or Tax-Exempt Foreign Lender may sell a participating interest to a Participant pursuant to this Section 13.6(c) without the consent of Barrick unless such Participant is a US Lender or a Tax-Exempt Foreign Lender."

     (e) Section 13.6(d) of the Credit and Guarantee Agreement is hereby amended by deleting the second and third sentences of such Section and replacing them with the following:

          "No Canadian Lender or Tax-Exempt Foreign Lender may make an assignment to an Assignee pursuant to this Section 13.6(d) without the consent of Barrick unless such Assignee is a Canadian Lender or a Tax-Exempt Foreign Lender. No US Lender or Tax-Exempt Foreign Lender may make an assignment to an Assignee pursuant to this Section 13.6(d) without the consent of Barrick unless such Assignee is a US Lender or a Tax-Exempt Foreign Lender."

     (f) Section 3.16 of the Credit and Guarantee Agreement is hereby amended by adding the following after the end of the first sentence thereof:

          "Notwithstanding anything herein to the contrary, "Confidential Information" shall not include, and each Lender may disclose without limitation of any kind, any information with respect to the U.S. federal income tax treatment and U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the U.S. federal income tax treatment or U.S. federal income tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the U.S. federal income tax treatment or U.S. federal income tax structure of the transactions contemplated hereby."


                                    ARTICLE 3
                               GUARANTOR'S CONSENT

3.1  GUARANTOR'S CONSENT

The Guarantor in its capacity as Guarantor under the Credit and Guarantee Agreement hereby acknowledges and consents to this Amendment and confirms that its guarantee as provided in the Credit and Guarantee Agreement and all other documents to which it is a party shall continue in full force and effect notwithstanding the terms of this Amendment.


                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

4.1  REPRESENTATIONS AND WARRANTIES

Each Loan Party that is a party hereto has the corporate power and authority, and the legal right, to make, deliver and perform this Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment on the terms and conditions of this Amendment. No consent or authorization of any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment. This Amendment has been duly executed and delivered on behalf of each Loan Party hereto. This Amendment constitutes a legal, valid and binding obligation of each Loan Party enforceable against each Loan Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.


                                    ARTICLE 5
                                   DELIVERIES

5.1  DELIVERIES

Concurrent with the execution of this Amendment the Borrower shall provide the Administrative Agent with the US$3,500 fee payable to the Administrative Agent as set forth in Section 13.6(f) of the Credit and Guarantee Agreement.


                                    ARTICLE 6
                                OTHER AMENDMENTS

6.1  OTHER AMENDMENTS

Except as expressly amended, modified and supplemented hereby, the provisions of the Credit and Guarantee Agreement are and shall remain in full force and effect.


                                    ARTICLE 7
                                  GOVERNING LAW

7.1  GOVERNING LAW

This Amendment shall be governed and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.


                                    ARTICLE 8
                            MISCELLANEOUS PROVISIONS

8.1  MISCELLANEOUS

     (a) In this Amendment, unless there is something in the subject matter or context inconsistent therewith, "this agreement", "hereto", "hereof", "herein", "hereby", "hereunder" and similar expressions refer to this Amendment and not to any particular section or other portion hereof.

     (b) This Amendment is an amendment to the Credit and Guarantee Agreement within the meaning of such agreement.

     (c) This Amendment may be executed in counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument.

     (d) Each party shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such further acts, deeds, mortgages, transfers and assurances as are reasonably required for the purpose of accomplishing and effecting the intention of this Amendment.

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed and delivered by the proper duly authorized officers as of the date and year first above written.

                                         BARRICK GOLD CORPORATION, as a
                                         Borrower

                                         By: /s/ BARRICK GOLD CORPORATION
                                             -----------------------------------
                                             Name:
                                             Title:



                                         BARRICK GOLD CORPORATION, as a
                                         Guarantor

                                         By: /s/ BARRICK GOLD CORPORATION
                                             -----------------------------------
                                             Name:
                                             Title:



                                         ROYAL BANK OF CANADA, as Administrative
                                         Agent

                                         By: /s/ ROYAL BANK OF CANADA
                                             -----------------------------------
                                             Name:
                                             Title:

                                         By: /s/ ROYAL BANK OF CANADA
                                             -----------------------------------
                                             Name:
                                             Title:



                                         CITIBANK CANADA, as Syndication Agent

                                         By: /s/ CITIBANK CANADA
                                             -----------------------------------
                                             Name:
                                             Title:

                                         By: /s/ CITIBANK CANADA
                                             -----------------------------------
                                             Name:
                                             Title:

                                         THE LENDERS:

                                         ROYAL BANK OF CANADA

                                         By: /s/ ROYAL BANK OF CANADA
                                             -----------------------------------
                                             Name:
                                             Title:

                                         By: /s/ ROYAL BANK OF CANADA
                                             -----------------------------------
                                             Name:
                                             Title:



                                         CITIBANK, N.A. Canadian branch

                                         By: /s/ CITIBANK, N.A.
                                             -----------------------------------
                                             Name:
                                             Title:

                                         By: /s/ CITIBANK, N.A.
                                             -----------------------------------
                                             Name:
                                             Title:



                                         CITIBANK, N.A.

                                         By: /s/ CITIBANK, N.A.
                                             -----------------------------------
                                             Name:
                                             Title:

                                         By: /s/ CITIBANK, N.A.
                                             -----------------------------------
                                             Name:
                                             Title:

                                         DEUTSCHE BANK AG, CANADA BRANCH

                                         By: /s/ DEUTSCHE BANK AG
                                             -----------------------------------
                                             Name:
                                             Title:

                                         By: /s/ DEUTSCHE BANK AG
                                             -----------------------------------
                                             Name:
                                             Title:



                                         DEUTSCHE BANK AG, NEW YORK BRANCH
                                         AND/OR CAYMAN ISLANDS BRANCH

                                         By: /s/ DEUTSCHE BANK AG
                                             -----------------------------------
                                             Name:
                                             Title:

                                         By: /s/ DEUTSCHE BANK AG
                                             -----------------------------------
                                             Name:
                                             Title:



                                         JPMORGAN CHASE BANK, TORONTO
                                         BRANCH

                                         By: /s/ JPMORGAN CHASE BANK
                                             -----------------------------------
                                             Name:
                                             Title:

                                         By: /s/ JPMORGAN CHASE BANK
                                             -----------------------------------
                                             Name:
                                             Title:



                                         JPMORGAN CHASE BANK

                                         By: /s/ JPMORGAN CHASE BANK
                                             -----------------------------------
                                             Name:
                                             Title:

                                         By: /s/ JPMORGAN CHASE BANK
                                             -----------------------------------
                                             Name:
                                             Title:

                                     THE BANK OF NOVA SCOTIA

                                     By: /s/ THE BANK OF NOVA SCOTIA
                                         --------------------------------------
                                         Name:
                                         Title:

                                     By: /s/ THE BANK OF NOVA SCOTIA
                                         --------------------------------------
                                         Name:
                                         Title:



                                     BANK OF MONTREAL (Toronto Lending
                                     Office)

                                     By: /s/ BANK OF MONTREAL
                                         --------------------------------------
                                         Name:
                                         Title:



                                     BANK OF MONTREAL (Chicago Lending
                                     Office)

                                     By: /s/ BANK OF MONTREAL
                                         --------------------------------------
                                         Name:
                                         Title:



                                     CANADIAN IMPERIAL BANK OF
                                     COMMERCE

                                     By: /s/ CANADIAN IMPERIAL BANK OF COMMERCE
                                         --------------------------------------
                                         Name:
                                         Title:

                                     By: /s/ CANADIAN IMPERIAL BANK OF COMMERCE
                                         --------------------------------------
                                         Name:
                                         Title:

                                         CIBC INC. (New York Lending Office)

                                         By: /s/ CIBC INC.
                                             -----------------------------------
                                             Name:
                                             Title:



                                         CREDIT SUISSE FIRST BOSTON

                                         By: /s/ CREDIT SUISSE FIRST BOSTON
                                             -----------------------------------
                                             Name:
                                             Title:

                                         By: /s/ CREDIT SUISSE FIRST BOSTON
                                             -----------------------------------
                                             Name:
                                             Title:



                                         CREDIT SUISSE FIRST BOSTON,
                                         CAYMAN ISLANDS BRANCH

                                         By: /s/ CREDIT SUISSE FIRST BOSTON
                                             -----------------------------------
                                             Name:
                                             Title:

                                         By: /s/ CREDIT SUISSE FIRST BOSTON
                                             -----------------------------------
                                             Name:
                                             Title:



                                         HSBC BANK USA (TORONTO
                                         BRANCH)

                                         By: /s/ HSBC BANK USA
                                             -----------------------------------
                                             Name:
                                             Title:

                                         By: /s/ HSBC BANK USA
                                             -----------------------------------
                                             Name:
                                             Title:

                                         HSBC BANK USA

                                         By: /s/ HSBC BANK USA
                                             -----------------------------------
                                             Name:
                                             Title:

                                         By: /s/ HSBC BANK USA
                                             -----------------------------------
                                             Name:
                                             Title:



                                         UBS BANK (CANADA)

                                         By: /s/ UBS BANK
                                             -----------------------------------
                                             Name:
                                             Title:

                                         By: /s/ UBS BANK
                                             -----------------------------------
                                             Name:
                                             Title:



                                         UBS AG, Stamford Branch

                                         By: /s/ UBS AG
                                             -----------------------------------
                                             Name:
                                             Title:

                                         By: /s/ UBS AG
                                             -----------------------------------
                                             Name:
                                             Title:

                                BANK OF AMERICA, NATIONAL
                                ASSOCIATION, by its Canada Branch

                                By: /s/ BANK OF AMERICA, NATIONAL ASSOCIATION
                                    -----------------------------------------
                                    Name:
                                    Title:

                                By: /s/ BANK OF AMERICA, NATIONAL ASSOCIATION
                                    -----------------------------------------
                                    Name:
                                    Title:



                                BANK OF AMERICA, NATIONAL
                                ASSOCIATION

                                By: /s/ BANK OF AMERICA, NATIONAL ASSOCIATION
                                    -----------------------------------------
                                    Name:
                                    Title:

                                By: /s/ BANK OF AMERICA, NATIONAL ASSOCIATION
                                    -----------------------------------------
                                    Name:
                                    Title:



                                MORGAN STANLEY SENIOR
                                FUNDING, INC.

                                By: /s/ MORGAN STANLEY SENIOR FUNDING, INC.
                                    -----------------------------------------
                                    Name:
                                    Title:

                                By: /s/ MORGAN STANLEY SENIOR FUNDING, INC.
                                    -----------------------------------------
                                    Name:
                                    Title:

                  MORGAN STANLEY SENIOR
                  FUNDING, INC. CANADIAN DIVISION

                  By: /s/ MORGAN STANLEY SENIOR FUNDING, INC. CANADIAN DIVISION
                      ---------------------------------------------------------
                      Name:
                      Title:

                  By: /s/ MORGAN STANLEY SENIOR FUNDING, INC. CANADIAN DIVISION
                      ---------------------------------------------------------
                      Name:
                      Title:



                  SOCIETE GENERALE (CANADA)

                  By: /s/ SOCIETE GENERALE (CANADA)
                      ---------------------------------------------------------
                      Name:
                      Title:

                  By: /s/ SOCIETE GENERALE (CANADA)
                      ---------------------------------------------------------
                      Name:
                      Title:



                  SOCIETE GENERALE

                  By: /s/ SOCIETE GENERALE
                      ----------------------------------------------------------
                      Name:
                      Title:

                  By: /s/ SOCIETE GENERALE
                      ----------------------------------------------------------
                      Name:
                      Title:

                                         BANK OF TOKYO - MITSUBISHI
                                         (CANADA)

                                         By: /s/ BANK OF TOKYO - MITSUBISHI
                                             -----------------------------------
                                             Name:
                                             Title:

                                         By: /s/ BANK OF TOKYO - MITSUBISHI
                                             -----------------------------------
                                             Name:
                                             Title:



                                         THE BANK OF TOKYO - MITSUBISHI,
                                         LTD., NY Branch

                                         By: /s/ BANK OF TOKYO - MITSUBISHI LTD.
                                             -----------------------------------
                                             Name:
                                             Title:

                                         By: /s/ BANK OF TOKYO - MITSUBISHI LTD.
                                             -----------------------------------
                                             Name:
                                             Title: